DESCRIPTION OF
SECURITIES REGISTERED PURSUANT
TO SECTION 12 OF THE SECURITIES EXCHANGE ACT
OF 1934
As of December
31, 2025, Diana
Shipping Inc. (the
“Company”) had five classes of
securities registered under
Section 12 of the Securities
Exchange Act of 1934, as amended:
1) Common stock, $0.01 par value (the “common shares”) ;
2) Preferred stock purchase rights (the “Preferred Stock Purchase Rights”) ;
3)
Series C
Preferred
Shares;
4)
Series D
Preferred
Shares;
5)
8.875% Series
B Cumulative
Redeemable
Perpetual
Preferred
Shares, $0.01
par value
(the “Series
Preferred
Shares”); and
6)
Warrants to purchase
common stock. The
following description
sets forth certain
material
provisions of these
securities. The
following summary
does not
purport
to be complete
and is subject
to, and is
qualified in
its entirety by
reference to,
the
applicable provisions of
(i)
the
Company’s
Amended
and Restated
Articles of
Incorporation,
as amended
(the
“Articles
of Incorporation”) and
(ii)
the
Company’s
Amended and Restated
Bylaws (the
“Bylaws”), each of which is incorporated
by reference
as an
exhibit
to the Annual Report on Form
20-F of
which this Exhibit is
a part. We encourage
you to refer to our
Articles of Incorporation and
Bylaws
for additional information. Please note in
this description of securities,
“we”, “us”,
“our” and “the Company”
all refer to
Diana Shipping. and
its subsidiaries,
unless the context requires otherwise.
DESCRIPTION OF COMMON SHARES
The respective
number
of common
shares
issued
and outstanding
as of
the last
day of
the fiscal
year for
annual
report
on Form
20-F to
which
this description
is
attached
or incorporated
by reference
as an
exhibit,
is
provided
on the
cover page
of such annual
report on
Form 20-
F.
Each outstanding share of
common stock entitles the
holder to one
vote on
all matters submitted to
a vote
of stockholders. Subject to
preferences that may
be applicable to any outstanding
shares of preferred
stockholders of shares
of common stock are entitled
to receive
ratably all
dividends, if
any,
declared by
our board
of directors
out of
funds legally
available for dividends.
Upon our
dissolution or
liquidation
or the sale
of all or
substantially
all of our
assets, after
payment in
full of all
amounts required
to be paid to
creditors
and to the
holders of preferred
stock having liquidation
preferences,
if any, the holders of our common stock will be entitled
to receive pro rata our
remaining
assets available
for distribution.
Holders
of common
stock do
not have
conversion,
redemption
or preemptive
rights to
subscribe
to any of our securities. The rights, preferences
and privileges of holders of common stock
are subject to the rights of the holders of our
preferred stock.
Voting Rights
Each outstanding
common share
entitles the
holder to one
vote on all
matters submitted
to a vote
of shareholders.
At any annual
or special
general meeting
of shareholders
where there
is a quorum, the
affirmative vote
of a majority
of the votes cast
by holders of
shares of stock
represented
at the
meeting
shall
be the
act of
the shareholders.
(Under
the Bylaws,
at all
meetings
of shareholders
except
otherwise
expressly
provided by
law,
there must
be
present in
person or
proxy shareholders of
record holding
at least
33
1/3% of
the shares
issued and
outstanding
and entitled
to vote at
such meeting
in order to
constitute a
quorum.)
Our Bylaws
do not confer
any conversion,
redemption
or preemptive
rights attached
to our common
shares.
Dividend Rights
Subject to
preferences
that may be
applicable
to any outstanding
preferred
shares, holders
of common
shares are
entitled to
receive ratably
all dividends,
if any, declared
by our board
of directors
out of funds
legally available
for dividends.
Liquidation Rights
Upon our dissolution or liquidation
or the sale of all or substantially all of our assets, after payment in full of all amounts required to be
paid to creditors
and to the
holders of
our preferred
shares having
liquidation
preferences,
if any, the holders
of our common
shares will
be
entitled to
receive pro
rata our remaining
assets available
for distribution.
Variation of Rights
Generally, the rights
or privileges attached
to our common shares
may be varied
or abrogated by
the rights of
the holders of
our preferred
shares, including
our existing
classes of
preferred shares
and any preferred
shares we may
issue in the
future.
Limitations
on Ownership
Under Marshall
Islands law generally,
there are no limitations
on the right
of non-residents
of the Marshall
Islands or owners
who are not
citizens of
the Marshall
Islands to hold
or vote our
common shares.
Anti-takeover Effect of Certain Provisions
of our Amended and Restated Articles of In Company and Bylaws Several provisions of our
amended and
restated articles
of incorporation
and bylaws
may have anti-takeover
effects.
These provisions,
which are summarized
below, are intended to avoid costly
takeover battles,
lessen our vulnerability
to a hostile change

of control and
enhance the ability of
our board of
directors to maximize stockholder value in
connection with any unsolicited offer to
acquire us. However,
these anti-takeover
provisions could also
discourage, delay
or prevent (I) the merger
or acquisition of
our company
by means
of tender
offer, a proxy
contest or
otherwise
that a stockholder
may consider
in its best
interest
and (ii)
the removal
of incumbent
officers and
directors.
Business Combinations
Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an "interested
shareholder"
for a period
of three years
following
the date
on which the
person became
an interested
shareholder. Interested
shareholder
is
defined, with
certain exceptions,
as a person
who (i)
owns more
than 15% of
our outstanding
voting stock,
or (ii)
is an affiliate
or associate
of the Company
that owned
more than 15%
of our outstanding
stock at any
time in the
prior three years
from the date
the determination
is
being made
as to whether
he or she is
an interested
shareholder.
This prohibition
does not apply
in certain
circumstances
such as if (i)
prior to the
person becoming
an interested
shareholder, our board
of
directors approved
the business
combination
or the transaction
which resulted
in the person
becoming an
interested
shareholder, or
(ii) the
person became
an interested
shareholder prior
to the Company's
initial public
offering.
Blank Check
Preferred Stock
Under the terms of our amended and
restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred
stock on terms
calculated
to discourage,
delay or
prevent a
change of
control of
our company
or the removal
of our management.
Classified
Board of Directors
Our amended and restated articles of incorporation
provide for the division of our board of directors into three classes of directors, with
each class
as nearly equal
in number as
possible, serving
staggered, three-year
terms. Approximately
one-third of
our board of
directors is
elected each
year. This classified
board provision
could discourage
a third party
from making
a tender offer
for our shares
or attempting
to
obtain control
of us. It
could also
delay stockholders
who do
not agree
with the
policies
of our board
of directors
from removing
a majority
of our board
of directors
for two years.
Election and
Removal of
Directors
Our amended
and restated
articles
of incorporation
prohibit
cumulative
voting
in the
election
of directors.
Our amended
and restated
bylaws
require parties other
than the board of directors to give advance
written notice of nominations
for the election of directors.
Our amended
and restated
articles of incorporation
also provide that
our directors
may be removed
only for cause
and only upon the
affirmative vote
of
a majority of the
outstanding shares of our capital stock entitled to vote
for those directors. These provisions may discourage, delay or prevent the
removal of incumbent
officers and
directors. The
Articles prohibit
the use of cumulative
voting to elect
Directors.
Limited Actions
by Stockholders
Our amended and
restated articles of incorporation and bylaws provide that special meetings of the shareholders may be called
by the
Board of
Directors
who shall
state the
purpose or
purposes
of the proposed
special meeting.
The business
transacted
at any
special meeting
shall be
limited to
the purposes
stated in
the notice
of such meeting.
If there
is a failure
to hold
the annual
meeting within
a period
of ninety
(90) days after
the date designated
therefor, or if
no date has been
designated for
a period of thirteen
(13) months after
the organization
of
the Corporation or after its last annual meeting,
holders of not less than one-fifth of the shares entitled
to vote in an election of directors
may, in writing,
demand the
call of a
special meeting
in lieu
of the annual
meeting specifying
the time
thereof, which
shall not
be less than
two (2) nor
more than
three (3) months
from the date
of such call.
The Chairman,
Chief Executive
Officer or Secretary
of the Corporation
upon receiving the written
demand shall promptly give notice
of such meeting, or if the Chairman, Chief Executive
Officer or Secretary
fails to do so within five
(5) business days thereafter,
any shareholder signing
such demand may give
such notice. Such notice
shall state
the purpose
or purposes
of the
proposed special
meeting. The
business transacted at
any special meeting
shall be limited
to the purposes
stated in the notice of such
meeting.
Advance Notice
Requirements for
Stockholder
Proposals and Director
Nominations
Our amended and restated bylaws
provide that stockholders
seeking to nominate candidates
for election as directors
or to bring business
before an annual meeting
of stockholders must
provide timely notice
of their proposal in writing
to the corporate secretary. Generally,
to
be timely, a stockholder's
notice must be received
at our principal
executive offices
not less than 90 days
nor more than
120 days prior to
the date on
which we first
mailed our proxy
materials
for the preceding
year's annual
meeting. Our
bylaws also
specify requirements
as to
the form
and content
of a
stockholder's
notice.
These
provisions
may impede
stockholders'
ability
to bring
matters
before
an annual
meeting
of stockholders
or make nominations
for directors
at annual meeting
of stockholders.
DESCRIPTION OF THE SERIES B PREFERRED SHARES
On February 3,
2014, we filed
a Prospectus Statement for the
registration of 2,400,000 of our
8.875%
Series Cumulative Redeemable
Perpetual
Preferred Shares,
par value $0.01
per share,
with a liquidation
preference
of $25.00 per
share.
We have summarized the
material terms
and conditions
of the rights
of these Series
B Preferred
Shares below. For
a complete description
of the rights,
we encourage
you to read the
“Description
of Registrant’s Securities
to be Registered”,
which we have filed
as an exhibit to
the Form 8-A
on February
13, 2014.
Dividends

Under
the Agreement,
we declared
a dividend
payment
of 8.875%
per annum
per $25.00
liquidation
preference
per share
(equal
to $2.21875
per annum per
share). These
dividends accrue
and are cumulative
from the date
the Series B Cumulative
shares are originally
issued. The
dividends are
payable, as
and if declared
by the Board
on January 15,
April 15, July
15 and October
15 of each
year.
Liquidation Preference
Holders
of the
Series B
Preferred
Shares
are entitled
to a liquidation
preference.
Upon the
occurrence
of liquidation,
dissolution
or winding
up of the affairs
of the Company, whether
voluntary or
involuntary (a
“Liquidation
Event”), Holders
of Series B
Preferred Shares
shall be
entitled to receive
out of the assets
of the Company
or proceeds thereof
legally available
for distribution
to stockholders
of the Company,
(I) after satisfaction of all liabilities, if any, to creditors of the Company, (ii) after all applicable distributions
of such assets or proceeds
being made
to or set
aside for
the holders
of any
Senior Stock
then outstanding
in respect
of such Liquidation
Event, (iii)
concurrently
with
any applicable
distributions
of such
assets or
proceeds
being made
to or
set aside
for holders
of any
Parity
Stock then
outstanding
in respect
of such Liquidation Event and (iv) before any distribution
of such assets or proceeds is made to or set aside for the holders of Common
Stock and
any other
classes
or series
of Junior
Stock as
to such
distribution,
a liquidating
distribution
or payment
in full
redemption
of such
Series B
Preferred Shares in
an amount
initially equal to
$25.00 per
share in
cash, plus
an amount
equal to
accumulated and unpaid
dividends thereon
to the date
fixed for payment
of such amount
(whether
or not declared).
Voting Rights
In the event that six quarterly dividends,
whether consecutive
or not, payable on the Series B Preferred Shares in arrears, the Holders of
Series B Preferred Shares shall have the right, voting as a class together with holders of any Parity Stock upon which like voting rights have been conferred
and are exercisable,
at the next
meeting of
stockholders
called for
the election
of directors
to elect one
member of the
Board of Directors,
and the size
of the Board
of Directors
shall be increased
as needed to
accommodate
such change.
Unless the Company
shall have received
the affirmative
vote or consents of the Holders
of at least two-thirds
of the outstanding
Series B
Preferred
Shares, voting
as a single
class, the
Company may
not adopt an
amendment to
the Articles
of Incorporation
that adversely
alters
the preferences,
powers or rights
of the Series
B Preferred
Shares.
Unless the Company shall have received
the affirmative vote or consent of the Holders
of at least two-thirds of the outstanding
Series B
Preferred Shares,
voting as a class together
with holders of any
other Parity Stock
upon which like voting
rights have been conferred
and
are exercisable, the Company may not (x) issue any Parity Stock if the cumulative dividends payable on outstanding Series B Preferred
Shares are
in arrears or(y)
create or issue
any Senior
Stock.
Redemption
Rights
The Company shall have the right at any time on or after February 14, 2019, to redeem the Series B Preferred Shares, in whole or from
time to time
in part, from
any funds available
for such purpose.
Any such redemption
shall occur on
a date set
by the Company.
DESCRIPTION OF THE SERIES C PREFERRED SHARES
We
filed a statement of
designations with the Marshall Islands registry establishing our Series C
Preferred Stock, of which 10,675
are
issued and outstanding, par
value $0.01 per share. The Series
C Preferred Stock will vote with the common
shares of the Company, and
each
share
of the
Series
C Preferred
Stock
shall entitle
the holder
thereof
to 1,000
votes
on all
matters
submitted
to a
vote of
the stockholders
of the Company. The Series C Preferred Stock has no dividend or liquidation rights
and cannot be transferred
without the consent of the
Company except
to the holder's
affiliates and
immediate family
members.
For a complete
description
of the rights,
we encourage
you to read
the “Certificate
of Designation
of Rights,
Preferences,
and Privileges
of
Series C Preferred
Stock of the
Company”, which
we have filed
as exhibit
3.1 to the Form
6-K on February
6, 2019.
DESCRIPTION OF THE SERIES D PREFERRED SHARES
We filed a
statement
of designations
with the
Marshall
Islands
registry
establishing
our Series
D Preferred
Stock, of
which [400]
are issued
and outstanding, par value $0.01 per share. The
Series D Preferred Stock has no
dividend or liquidation rights. The Series D Preferred
Stock votes with
the common shares
of the Company, and each
share of the
Series D Preferred
Stock shall entitle
the holder thereof
to up
to 200,000
votes, on
all matters
submitted to
a vote
of the
stockholders of the
Company,
notwithstanding any other
provision of
the
Statement of Designation of the Series D
Preferred Stock, to the extent that the
total number of votes one
or more holders of Series
D
Preferred Stock
is entitled to
vote (including
any voting power
of such holders derived
from Series D Preferred
Stock, shares
of common
stock or any
other voting security
of the Company
issued and outstanding
as of the date
hereof or that
may be issued
in the future)
on any
matter submitted to a vote of stockholders
of the Company would exceed 36.0% of the total number of votes eligible to be cast on such matter, the
total number
of votes that
holders of
Series D Preferred
Stock may
exercise derived
from the Series
D Preferred
Stock together
with Common Shares
and any other voting securities
of the Company beneficially
owned by such holder, shall be reduced
to 36% of the
total number
of votes that
may be cast
on such matter
submitted to
a vote of stockholders.
For a complete
description of
the rights, we
encourage you
to read the
“Statement
of Designation
of Rights, Preferences
and Privileges
of
Series D Preferred
Stock of the
Company”, which
we have filed
as Exhibit
3.1 to the Form
6-K on September
8, 2023.
DESCRIPTION OF WARRANTS
On December
14, 2023, we
issued warrants
to purchase common
shares (the
“Warrants”) to the holders
of record of
Common Stock as
of
the close
of business
on December
6, 2023
(the “Record
Date”)
on the
terms and
conditions
described
in the
Warrant Agreement
(as defined
below and
attached
as exhibit
2.10 to this
annual report).
Each holder
received one
Warrant for every
five shares
of issued
and outstanding
shares of
common stock
held as of
the Record
Date (rounded
down to
the nearest
whole number
for any
fractional
Warrant). Each Warrant
entitles the holder to purchase, at the holder’s sole and exclusive election, at the exercise price, one share of common stock plus, to the extent, described below, the
Bonus Share Fraction. A
Bonus Share Fraction entitles a
holder to receive an
additional 0.5 of a
share of
common stock
for each
Warrant
exercised (the “Bonus
Share Fraction”) without
payment of
any additional
exercise price. Since
the
dividend ex-Date on March 11, 2026,
each Warrant exercised entitles the holder to purchase 1.12097 shares of common stock plus the
Bonus Share
Fraction adjusted
to 0.56050 of
a share of
common stock.
The right to
receive the
Bonus Share Fraction
will expire
at 5:00 p.m. New
York City time (the “Bonus
Share Expiration
Date”) upon the
earlier of
(I) the date
specified by
the Registrant
upon not less
than 20 business
days notice
and (ii) the
first business
day following
the last
day of the first 30 consecutive
trading day period in which
the daily VWAP of the shares of common stock has
been at least equal to the
then applicable
trigger
price for
at least
20 trading
days (whether
or not
consecutive)
(the “Bonus
Price Condition”).
Any Warrant
exercised
with an exercise date
after the Bonus Share Expiration
Date will not be entitled to
any Bonus Share Fraction.
The Company will make a
public announcement
of the
Bonus Share
Expiration
Date (I)
at least
20 business
days prior
to such
date, in
the case
of the
Company
setting
a Bonus Share Expiration
Date and (ii) prior to market
open on the Bonus Share Expiration
Date in the case of a Bonus Price
Condition.
Unless earlier
redeemed,
the Warrants will
expire and
cease to
be exercisable
at 5:00 p.m.
New York City time
on December
14, 2026 (the
“Expiration
Date”). In connection
with the Warrant distribution,
we filed a prospectus
supplement, dated
December 14,
2023, pursuant
to
a shelf registration
statement on Form F-3 declared
effective on July 9, 2021, registering
up to 33,919,605 shares
of common stock to be
issued upon
exercise
of the Warrants under
the Securities
Act of 1933, as
amended. The
shelf registration
statement
on Form F-3
declared
effective on
July 9, 2021
expired and
the Warrant distribution
is now being
offered pursuant
to our existing
shelf registration
statement on
Form F-3 declared
effective on September
9, 2024. The Warrants commenced
trading on the
New York Stock Exchange under
the ticker
“DSX WS” on
December 14,
2023.
DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS
On February 2, 2024, we
entered into an Amended and Restated Stockholders Rights Agreement with Computershare Trust Company,
N.A., as
Rights Agent,
to amend and
restate the
Stockholders
Rights Agreement,
dated January
15, 2016.Under
the Rights
Agreement,
we
declared a dividend payable of one preferred stock purchase right, or right, for each share of common stock outstanding at the close of
business on January 26, 2016. Each
Right entitles the registered holder to purchase from us
one one-thousandth of a share of
Series A
Participating
Preferred
Stock,
par value
$0.01 per
share,
at an
exercise
price of
$25.00 per
share. The
Rights will
separate
from the
common
stock and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our
common stock (including
through entry into certain
derivative positions)
in a transaction not approved by our board of directors.
In that situation, each holder
of a
Right (other than the
acquiring person,
whose Rights will become
void and will not be exercisable)
will have the right to purchase,
upon
payment of the exercise price, a number of shares of
our common stock having a then-current market value equal to twice the exercise
price. In addition,
if the Company is acquired
in a merger or other business combination
after an acquiring
person acquires 15%
or more
of our common
stock, each holder
of the Right will
thereafter
have the right
to purchase,
upon payment
of the exercise
price, a number
of
shares of
common stock
of the acquiring
person having
a then-current
market value
equal to
twice the
exercise
price. The
acquiring person
will not
be entitled
to exercise
these Rights.
Until a
Right is
exercised,
the holder
of a Right
will have
no rights
to vote or
receive dividends
or any other
stockholder
rights. The
Rights may
have anti-takeover
effects.
The Rights
will cause
substantial
dilution to
any person
or group
that attempts
to acquire
us without
the approval
of our board
of directors.
As a result, the
overall effect of
the Rights may be to
render more difficult
or discourage any
attempt to acquire
us. Because our
board of
directors approve
a
redemption of
the
Rights
or
a
permitted offer,
the
Rights
should
not
interfere with
a
merger
or
other
business
combination
approved by
our board
of directors.
We have summarized the material
terms and conditions
of the Rights Agreement
and the Rights
below. For a complete description
of the
Rights, we encourage you
to read the
Rights Agreement, which we have
filed as an
exhibit to the
registration statement filed with the
Commission on
February 2,
2024.
Detachment
of the Rights
The Rights are attached
to all certificates
representing our
currently outstanding
common stock, or, in the case
of uncertificated
common
shares registered
in book entry form, which we refer to as "book entry shares,
“by notation in book entry accounts
reflecting ownership,
and will
attach to
all common
stock certificates
and book entry
shares we
issue prior
to the Rights
distribution
date that
we describe
below.
The Rights are not exercisable until after the Rights distribution date and expire at the close of business on February 1, 2034 unless we redeemed
or exchanged
them earlier
as we describe
below. The Rights
will separate
from the
common stock
and a Rights
distribution
date
would occur, subject
to specified
exceptions,
on the earlier
of the following
two dates:
●
the 10th
day after
public announcement
that a
person
or group
has acquired
ownership
of 15%
or more
of the
Company's common
stock; or
●
the 10th
business day
(or such
later date
as determined
by the
Company's board
of directors)
after a
person or group
announces a
tender or
exchange offer which
would result
in that person or
group holding 15% or more of the Company's common stock.
"Acquiring person" is generally defined
in the Rights Agreement as any person, together with all affiliate’s associates, who beneficially owns 15% or more of the Company's common stock. However, the Company, any subsidiary of the Company or any employee benefit
plan of the Company
or of any subsidiary
of the Company, or any person
holding shares
of common stock
for or pursuant
to the terms of
any such
plan, are excluded from
the definition of
"acquiring person." In addition, persons who
beneficially own 15% or
more of
the
Company's
common stock
on the effective
date of
the Rights
Agreement
are excluded
from the
definition
of "acquiring
person" unless
and
until such time as such Person shall
become the Beneficial
Owner of an aggregate of 18.5% or more
of the Company’s then outstanding
Common Stock,
(excluding shares
acquired pursuant
to a grant under
a Company equity
incentive plan,
a dividend or
distribution
paid or
made by the Company on the outstanding shares of Common Stock in shares of
Common Stock or securities convertible into shares of
Common Stock or
pursuant to a
split or
subdivision of the outstanding shares
of Common Stock),
and provided further,
that Tuscany
Shipping Corp.
individually
or together
with one or
more of its
Affiliates shall
not be or become
an “Acquiring
Person” as
defined herein.
Our board of
directors may
defer the Rights
distribution
date in some
circumstances,
and some inadvertent
acquisitions
will not result
in a
person becoming
an acquiring
person if
the person
promptly
divests itself
of sufficient
number of
shares of
common stock.
Until the
Rights

distribution
date:
●
our common stock certificates
and book entry shares
will evidence the Rights,
and the Rights will
be transferable only with
those certificates; and
●
any
new
common
stock
will
be issued
with
Rights
and new
certificates
or book
entry shares,
as applicable,
will
contain
a notation
incorporating
the Rights
Agreement
by reference.
As soon as practicable
after the Rights
distribution
date, the
Rights agent
will mail
certificates
representing
the Rights
to holders of
record
of common
stock at
the close
of business
on that date.
After the
Rights distribution
date, only
separate
Rights certificates
will represent
the
Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution
date, except our board of directors
may
otherwise
determine.
Flip-In Event
A "flip-in event"
will occur under
the Rights Agreement
when a person becomes
an acquiring person
other than pursuant
to certain kinds
of permitted
offers. An offer
is permitted
under the
Rights Agreement
if a person
will become
an acquiring
person pursuant
to a merger
or
other acquisition
agreement that
has been approved
by our board
of directors
prior to that
person becoming
an acquiring
person.
If a flip-in event occurs and we have not previously
redeemed the Rights as described
under the heading “Redemption
of Rights" below
or, if the
acquiring person
acquires less
than 50% of
our outstanding
common stock
and we do
not exchange
the Rights
as described
under
the heading "Exchange of
Rights" below,
each Right, other
than any
Right that has
become void, as
we describe below,
will become
exercisable
at the time it is
no longer redeemable
for the number of
shares of common
stock, or, in some cases,
cash, property
or other of
our securities,
having a current
market price
equal to two
times the exercise
price of such
right.
When a
flip-in
event
occurs,
all Rights
that then
are,
or in
some
circumstances
that were,
beneficially
owned
by or
transferred
to an
acquiring
person or specified
related parties
will become
void in the
circumstances
the Rights
Agreement specifies.
Transfer of Shares
The Board
of Directors
has the
power
and authority
to make
such rules
and regulations
as they
may
deem
expedient
concerning
the issuance,
registration
and transfer
of shares of
the Company’s stock,
and may appoint
transfer agents
and registrars
thereof.
Comparison
of Marshall
Island Law
to Delaware
Law
Marshall Islands
Delaware
Shareholder Meetings
Held at
a time
and place
as designated
in the
bylaws.
May be held at such time or place as
designated in
the certificate
of incorporation.
or the bylaws, or if not so designated, as
Special meetings of the shareholders may
be called
determined by the board of directors. Special
by the board of
directors or by such
person or
persons as may be authorized by the articles of
incorporation or
by the
bylaws. May be held
within or
without the
Marshall Islands.
Notice:
Whenever shareholders are
required to take
any action at
a meeting,
written
notice of
the
meeting shall be given
which shall state
the
place,
date
and hour
of the
meeting and,
unless it is
an annual meeting, indicate that it
is being issued by or
at the direction of
the
person
calling the meeting. Notice of a
special meeting shall
also state the
purpose for
which the meeting is called.
A copy
of the
notice of any
meeting shall
be
given
personally, sent by mail
or by
electronic mail not less than
15 nor more than
60 days before the meeting.
meetings of the
shareholders may be
called by
the board of directors or by such person or
persons as may be authorized by the
certificate of
incorporation or by
the bylaws.
May be held within
or without Delaware.
Notice:
Whenever shareholders are required
to take
any action at a meeting,
a written notice of
the
meeting shall be given
which shall state the
place, if any, date
and hour of the
meeting, and
the means of remote communication,
if any.
Written notice shall be
given not less than
10nor more than 60
days before the meeting.

Shareholders’
Voting Rights
Unless otherwise provided in the
articles of
incorporation,
any action
required
to be
taken at
a
meeting of shareholders may be taken
without a
meeting, without
prior notice
and without a
vote, if
a consent in
writing, setting
forth the
action so
taken, is
signed by
all the
shareholders
entitled
to
vote with respect to the subject matter thereof, or
if such action at a meeting at which
all shares
Any action required to be taken
at a meeting of
shareholders may be taken without a meeting if
a
consent for such action is inwriting
and is signed
by shareholders having not fewer than
the
minimum number of votes that would
be
necessary to authorize or take the articles
of
incorporation so provide, by the
holders of
outstanding shares having not less
than the
minimum number of votes that would
be
necessary to authorize or take such
action at a
meeting at which all shares entitled
to vote thereon
were present and voted.
Any person authorized to vote may
authorize
another
person
or persons
to act
for him
by proxy.
Unless otherwise provided in the
articles of
incorporation or bylaws, a majority
of shares
entitled to vote constitutes
a quorum. In no
event
shall a quorum consist
of fewer than one-third
of
the shares entitled to vote at a meeting.
When a
quorum
is once
present
to organize
a
meeting, it is not broken by the subsequent
withdrawal of any shareholders.
The articles
of incorporation
may provide for
cumulative voting in the election of directors.
entitled
to vote
thereon
were present
and
voted.
Any person
authorized to
vote may
authorize
another person or persons
to act for
him by
proxy.
For stock corporations, the certificate of
incorporation or bylaws may specify the
number of shares required to constitute a
quorum but in no
event shall a quorum
consist
of less than one-third
of shares entitled to
vote
at a meeting. In the absence of such
specifications,
a majority
of shares
entitled
to
vote shall constitute a quorum.
When a
quorum
is once
present
to organize
a
meeting, it is not broken by the
subsequent
withdrawal of any shareholders.
The certificate
of incorporation may
provide
for cumulative
voting in
the election
of
directors.
Marshall Islands Merger or
Consolidation
Any two or more domestic corporations may
merge into a single
corporation if approved by
the
board and
if authorized
by a
majority vote
of the
holders of outstanding shares at
shareholder
meeting.
Any two
or more
corporations
existing
under
the laws
of the state may
merge into a single
corporation pursuant to a board resolution
and upon the majority vote
by shareholders
of
each constituent corporation at an annual or
special meeting.
Any sale, lease, exchange or other
disposition of
all or substantially all the
assets of a corporation,
if not made in the corporation’s
usual or regular
course of business, once approved
by the board,
shall be authorized by the affirmative
vote of two-
thirds of the shares of those
entitled to vote at a
shareholder meeting.
Any domestic corporation owning at least
90% of
the outstanding shares of each class
of another
domestic corporation may merge such other
corporation into itself without the authorization
of
the shareholders of any corporation.
Any mortgage, pledge of or creation
of a security
interest in all or any part
of the corporate property
may be authorized without the
vote or consent of
the shareholders, unless otherwise provided for in
the articles of
incorporation.
Every corporation may at
any meeting of the
board sell, lease
or exchange
all or
substantially all of
its property
and assets
board deems
expedient
and for
the best
interests
of the
corporation
when so
authorized by a
resolution
adopted
by the
holders
of a
majority
of the
outstanding stock
of the corporation entitled to vote.
Any corporation owning at least 90% of the
outstanding shares
of each
class of
another
corporation
may merge
the other
corporation
into itself
and assume
all of
its obligations
without the vote
or consent
of shareholders;
however, in case the parent corporation is not
the surviving corporation, the
proposed
merger shall be approved by a
majority of
the outstanding stock
of the
parent
corporation
entitled
to vote
at a
duly called
shareholder
meeting.
Any mortgage
or pledge
of a corporation’s property
and assets
may be

authorized without the vote or
consent of shareholders, except to
the extent that the certificate of incorporation
otherwise provides.

Directors
The board
of directors
must consist
of at
least
one member.
The number of board members may be
changed by an amendment
to the bylaws, by
the shareholders, or by action of the board
under the specific provisions
of a bylaw.
If the board is authorized to change the
number of directors, it can only do so by a
majority
of the
entire
board and
so long
as no
decrease
in the
number shall
shorten the
term
of any incumbent director.
Removal:
Any or all
of the directors
may be removed
for cause
by vote of the
shareholders.
If the
articles
of incorporation
or the
bylaws
so provide, any
or all of
the directors may
be
removed without cause by vote of the
shareholders.
The board
of directors
must consist
of at
least
one member.
The number of
board members shall
be fixed
by, or in a
manner provided by, the
bylaws,
unless the
certificate of
incorporation fixes
the number of directors, in which case a
change in
the number
shall be
made only
by
an amendment to the certificate of
incorporation.
If the number of directors is
fixed by the
certificate of incorporation, a
change in the
number shall
be made
only by
an amendment
of the certificate.
Removal:
Any or all of the
directors may be removed,
with or without cause, by the holders of a
majority of the
shares entitled to
vote unless
the certificate of incorporation
otherwise
provides.
In the
case of
a classified
board,
shareholders
may effect removal of any
or all directors
only for cause.
Appraisal
rights
shall
be available
for the
shares of
any class
or series
of stock
of a
corporation in a merger or consolidation,
subject to limited exceptions, such
as a
merger
or consolidation of corporations
listed on a national securities exchange in
which listed stock is
offered for consideration
is (I) listed on
a national securities exchange
or (ii) held of
record by more than 2,000
holders.

Dissenters’ Rights of Appraisal
Shareholders
have a
right
to dissent
from any
plan of
merger, consolidation
or sale of
all or
substantially all assets
not made
in the
usual
course of business, and receive payment of
the fair value of
their shares. However, the
right of
a dissenting
shareholder under
the
BCA to
receive
payment
of the
appraised
fair
value of
his shares shall
not be
available for
the shares of any class or series of stock,
which shares
or depository
receipts
in respect
thereof, at
the record
date fixed
to determine
the shareholders entitled
to receive
notice of
and to
vote at
the meeting
of the
shareholders
to act upon the agreement of merger or
consolidation, were either (i) listed on a
securities exchange or admitted
for trading on
an interdealer
quotation
system
or (ii)
held of
record
by more
than 2,000
holders.
The right
of a dissenting shareholder to receive
payment of the
fair value
of his
or her
shares
shall not be
available for
any shares
of stock
of the
constituent corporation surviving
a
merger if the merger did not require
for its
approval the vote of the shareholders of the
surviving corporation.
A holder of any adversely affected shares
who does
not vote
on or
consent
in writing
to
an amendment to
the articles of
incorporation
has the right to dissent and to receive
payment for such
shares if the
amendment:
•
Alters
or abolishes
any preferential
right of any
outstanding shares having
preference; or
• Creates, alters, or abolishes any
provision or right in respect to the
redemption of any
outstanding shares;
or
•
Alters or
abolishes
any preemptive
right of such holder to acquire shares
or other securities; or
•
Excludes
or limits
the right
of such
holder to
vote on
any matter, except
as such right may be limited
by the
voting rights
given to
new shares
then
being authorized of any existing
or
new class.
In any derivative suit
instituted by a
shareholder of a corporation, it shall be
averred
in the
complaint
that the
plaintiff
was a shareholder of the corporation
at
the time of the transaction
of which he
complains
or that
such shareholder’s
stock thereafter
devolved upon such
shareholder by operation of law.
Other requirements regarding derivative
suits
have been created by judicial
decision, including that a
shareholder
may not
bring a derivative
suit unless
he
or she first
demands that the corporation
sue on its own behalf
and that demand is
refused (unless it
is shown that
such
demand would have been futile).

Shareholder’s Derivative
Actions
An action may be
brought in the right of
a
corporation to procure a
judgment in its favor,
by a
holder of shares or of voting trust certificates or
of a
beneficial interest in
such shares or
certificates. It shall be made to appear
that the
plaintiff
is such
a holder
at the
time of bringing
the action and
that he was such
a holder
at the
time of
the transaction of which
he complains, or
that his shares
or his interest therein
devolved
upon him by operation of
law.
A complaint
shall
set forth with
particularity
the efforts
of the
plaintiff to
secure the initiation
of such action
by
the board or the reasons for not making such
effort.
Such action shall not be discontinued,
compromised or settled, without
the approval of
the High Court of the Republic of the Marshall
Islands.
Reasonable expenses including attorney’s fees
may be awarded if the action is successful.
A corporation
may require
a plaintiff
bringing a
derivative suit to
give security for reasonable
expenses
if the
plaintiff
owns less
than 5%
of any
class of
outstanding
shares
or holds voting
trust
certificates or
a beneficial interest
in shares
representing less than
5% of any class
of such
shares and the shares,
voting trust certificates or
beneficial
interest of
such plaintiff has a fair
value of $50,000 or less.